                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF ODIMO INCORPORATED


Subsidiary Name                                        State of Organization
---------------                                        ---------------------

Ashford.com, Inc.                                             Florida
Diamond.com, Inc.                                             Florida
Worldofwatches.com, Inc.                                      Florida
D.I.A. Marketing Inc.                                         Florida
Millennium International Jewelers, Inc.                       Florida
1-888-watches, LLC                                            Florida